Exhibit 99.1

Bruno Wu’s Sun Seven Stars Announces Stock Distribution to its

Minority Shareholders, on a Portion of its SSC Stock Holdings

• Proxy voting on the distributed shares will remain with Sun Seven Stars and Mr. Wu for a minimum of one year

• Post distribution, Sun Seven Stars will continue to hold approximately 44% of the fully diluted vote

New York, NY, September 1, 2017 – Seven Stars Cloud Group, Inc. (NASDAQ: SSC) (“SSC” or the “Company” or “Seven Stars Cloud”) announced today, solely for informational purposes, that its largest shareholder, SSGCG, a fully owned subsidiary of Bruno Wu’s Sun Seven Stars, executed a Non- Remunerative Distribution (the “Distribution”) of approximately 19.9 million cumulative shares of his Seven Stars Cloud common and Preferred A stock holdings. The shares will be distributed pro rata to current minority shareholders of SSGCG. SSGCG’s minority shareholders are composed of management, business partners and management of SSC’s joint ventures.

The Distribution relates solely to Sun Seven Stars and its fully owned subsidiary SSGCG. This Distribution is not related in any manner to Seven Stars Cloud’s organizational or share structure and the distribution of shares by Sun Seven Stars/SSGCG does not constitute any type of sale of shares.

The distributed shares will be subject to a lock-up period of one year. The minority shareholders receiving shares have agreed that the voting rights on the distributed shares will remain with Sun Seven Stars/SSGCG throughout the entirety of the period they own the shares and for a minimum of one year. Along with the shares Bruno Wu and Sun Seven Stars are retaining, this will amount to approximately 44.9% of the common and preferred share vote and approximately 44% of the fully diluted vote.

Additionally, assuming full milestones are met for the previously announced SVG Performance Guarantee, Sun Seven Stars/SSGCG could ultimately control approximately 50.9% of the outstanding fully diluted voting power (further details of the SVG Performance Guarantee can be found in the February 1, 2017 press release issued by SSC {linked here}, or in the Company's SEC filing under Form 8K).

Sun Seven Stars Impetus for Distribution:

As the Company’s dollar revenues continue to expand and the regional sources of those revenues become more globally and cross-border based, it is SSC’s intention to move its headquarters from China to the US in the near future to align with these growth trends. Mr. Wu’s Sun Seven Stars’ distribution of shares from a China-based holding structure to offshore minority shareholders of Sun Seven Stars/SSGCG, is consistent with the Company’s evolution as well as its planned change of headquarters.

In addition, according to the State Administration of Taxation (SAT) and the Ministry of Finance, a Chinese shareholder may be taxed currently on its proportionate share of undistributed profits of a Controlled Foreign Company (“CFC”) located in certain low-tax jurisdictions, where there are no valid business reasons for the decision not to distribute the profits. A CFC is defined as a non-Chinese company controlled by China tax residents (which may include both companies and individuals, each of which must hold a 10% or greater voting share and which jointly must own 50% or more of the shares) through direct or indirect share ownership. Therefore, the Distribution of shares from Sun Seven Stars/SSGCG to its current minority shareholders offers a more beneficial tax structure on its proportionate share of any potential future Seven Stars Cloud’s consolidated but undistributed profits.

About Seven Stars Cloud Group, Inc. (http://corporate.sevenstarscloud.com/)

Seven Stars Cloud Group, Inc. (NASDAQ: SSC) is aiming to be a leading Intelligent Industrial Internet (3I) platform, creating a fintech-powered, supply chain solution simplified for commercial enterprises. There are 2 Engines that drive our business platform: 1. VPaaS - Supply Chain Management for key industry sectors and leaders including but not limited to Big Commodities, Cross-Border Trade, Consumer Electronics & Energy; 2. Digital Finance Solutions - Supply Chain Finance underwritten by our Global Cornerstone Funds and Tokenization and Exchange Platforms, which include FINRA and SEC-regulated: Index Exchanges, Initial Coin Offering / Tokenization, ETFs and Derivatives. Both Engines and their various arms will run on 'BASE' technology and infrastructure (Blockchain, Artificial Intelligence, Supply Chain & Exchanges) to power a closed trade ecosystem for buyers and sellers designed to eliminate transactional middlemen and create a more direct and margin- expanding path for principals.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward- looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

Seven Stars Cloud Group, Inc.

212-206-1216